Exhibit 10.4

                             Enable IPC Corporation

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made on the 15th day of March 2005 by and between Enable IPC Corporation with offices located at 25030 Avenue Stanford, Suite 240, Valencia, CA 91355 ("Company") and David A. Walker ("Employee") of Castaic, CA. This Agreement supersedes and replaces all previous employment agreement(s) between the two parties.

NOW, THEREFORE, the parties hereto agree as follows:

1. Employment.

Company hereby agrees to initially employ Employee as its President and Chief Executive Officer (CEO) and Employee hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2. Duties of Employee.

The duties of Employee shall include the performance of all of the duties typical of the office held by Employee as described in the bylaws of the Company and such other duties and projects as may be assigned by the Board of Directors of the Company. Employee shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Employee will not, during the term of this Agreement, directly or indirectly engage in any other competing business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company.

3. Compensation.

Employee will be paid compensation during this Agreement as follows:

A. A base salary of $150,000 (one hundred fifty thousand dollars) per year, payable in installments according to the Company's regular payroll schedule, for Mr. Walker's service until March 31, 2006. The base salary may not be adjusted lower than $150,000 (one hundred fifty thousand dollars) per year without the consent of the Employee. This base salary may be paid in any combination of cash, common stock or options to purchase common stock as agreed to by Employee and Company.

B. Additional annual compensation of no less than two hundred fifty thousand (250,000) options to purchase the Company's Common Stock, payable in equal increments on a quarterly basis and fully vested. The Options shall be subject to a stock option plan approved by the shareholders of the Company and the terms of such plan shall be mutually acceptable to the Company and Employee, and shall not conflict with this Agreement.

4. Benefits.

Employee will be entitled to a number of benefits (including paid holidays, vacation, sick time, etc.) in accordance with the Company's Employee Handbook.

5. Term and Termination.

A. The Initial Term of this Agreement shall commence on March 15, 2005 and it shall end on March 31, 2006. Thereafter, the Agreement may be renewed upon the mutual agreement of Employee and Company.

B. This Agreement and Employee's employment may be terminated at the Company's discretion during the Initial Term. Should the Company terminate this Agreement without cause (i.e., except as provided for in paragraph D of this section), all options that have been earned and would have been earned shall be immediately granted to employee and shall immediately vest.

C. This Agreement and Employee's employment may be terminated by the Employee at the Employee's discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Employee pursuant to this subsection, the Company may immediately relieve Employee of all duties and immediately terminate this Agreement, provided that Company shall pay Employee at the then applicable base salary rate and options earned up to the termination date included in Employee's original termination notice. If Employee terminates this Agreement, Employee shall not work with or in a competing or similar firm for a period of 2 (two) years from the date of termination.

D. In the event that Employee is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Employee. In event of termination of the agreement pursuant to this subsection, Employee shall be paid only at the then applicable base salary rate and options earned up to and including the date of termination.

E. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement.

6. Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services:

If to Company:				  If to Employee:

Enable IPC Corporation			  David A. Walker
25030 Avenue Stanford, Suite 240 	 28023 Alton Way
Valencia, CA 91355	 		 Castaic, CA 91384


7. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

8. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the state of California.

9. Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10. No Assignment.

Neither this Agreement nor any or interest in this Agreement may be assigned by Employee without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

11. Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  Right to Indemnification.

In accordance with the Company's Bylaws, the Company shall indemnify Employee if Employee is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was an employee, director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

13. Arbitration.

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the commercial rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in California, or such other place as may be mutually agreed upon by the parties. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 15th 2005:

For Enable IPC Corporation:			For Employee:

/s/ Timothy A. Lambirth                         /s/ David A. Walker
  ____________________		         	____________________
   Timothy A. Lambirth				    David A. Walker
   Director and Chairman,
   Compensation Committee